Exhibit 99.1

Frontdoor Provides Update on COVID-19 Business Response and Reiterates

Strong Financial Position

MEMPHIS, TENN. — March 31, 2020 — Frontdoor, Inc. (NASDAQ: FTDR), the nation’s leading provider of home service plans, today provided an update on its COVID-19 business response as well as reiterated the Company’s strong financial position.

“First, our thoughts are with those impacted by COVID-19 and the first responders assisting those in need,” said Chief Executive Officer Rex Tibbens. “We are taking unprecedented steps at Frontdoor to protect the well-being of our employees, customers and contractors, and are responding to the real-time needs of the business. I am extremely proud of our team’s effort to make substantial changes in a very short timeframe, and we will do our part to continue providing essential home services to our customers.”

“Frontdoor is in a strong financial position,” said Chief Financial Officer Brian Turcotte. “We have a significant amount of liquidity in the form of cash and an untapped revolver. We believe our business is well-positioned to successfully navigate this challenging economic environment.”

The Company has taken the following actions over the last several weeks in response to COVID-19:

•	Established Cross-Functional Business Continuity Team:

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This core team actively monitors national and local developments and emerging issues, deploys coordinated and strategic real-time responses to address the needs of employees, customers and contractors, and ensures ongoing operational efficiency during this time.

•	Changing How Associates Work:

•	The Company has fully transitioned all of its contact center agents to work remotely from their homes, ensuring uninterrupted customer service.

•	All other campuses, including its Memphis corporate headquarters, Denver technology center, India technology center and the Streem office in Portland, are also working remotely.

•	Increased Customer Communications:

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The Company’s contractor network has been designated by the U.S. Department of Homeland Security as “Essential Critical Infrastructure Workers” during the COVID-19 response and has consistently been deemed “essential” by state and local governments. As of today, the Company does not foresee significant disruption to our ability to provide services to our customers.

•	Managing customer responses on a case-by-case basis, and actions may vary by location.

•	Established a special hotline to address virus-related concerns and handle the most critical service requests first.

•	Increased customer communication and implemented safety screening protocols during the claim initiation and service delivery process.

•	Increased Contractor Education and Communication:

•	Providing ongoing communication to contractors to enable them to operate within CDC guidelines and help ensure the health and safety of their employees, as well as our customers.

•	Leveraging CDC recommendations to increase customer and technician screening for COVID-19.

•	Because the contractor network provides essential services, it is generally operating normally despite varying state and local conditions.

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The Company introduced its Streem technology platform to its contractors at no cost during this time, enabling social distancing for customers and contractors through remote diagnostics, and reduced in-person interactions to resolve customers’ issues.

•	While the Company’s supply chain has not experienced significant disruptions to date, the Company is closely monitoring the transportation and distribution of parts and replacement units.

Tibbens emphasized that the COVID-19 situation remains very fluid, and the Company continues to adjust its response in real time.

“We have not yet seen a material impact on claims activity over the last few weeks, although it remains difficult to predict how COVID-19 will impact our business this year,” said Tibbens. “Our first-quarter 2020 revenue is tracking as planned and our first-quarter 2020 Adjusted EBITDA is expected to be at the high end of the guidance range we provided in late February. However, we are currently evaluating the impact of the COVID-19 situation for the balance of 2020 and anticipate that the U.S. real-estate market and our first-year real estate sales channel will be adversely impacted by the virus. We continue to assess the situation and will provide further updates to our business response and financial outlook on our first quarter earnings call in early May.”

The Company has established a strong financial position over the last 18 months. As of the end of 2019, Frontdoor had a net leverage ratio of 2.4 times and $516 million of liquidity, consisting of $266 million of unrestricted cash and a $250 million revolver that allows for ample liquidity to manage our business for an extended period. The Company has continued to increase its cash position during the first quarter of 2020.

Nearly two-thirds of Frontdoor’s annual revenues are derived from existing customers and nearly 70% of customers are on monthly auto-pay. “Our strong, subscription-based model provides a good line of sight into in-period revenues,” said Tibbens. “Thus far, we continue to see the same high level of customer retention, as they appreciate the value our home service plans provide.”

About Frontdoor

Frontdoor is a company that’s obsessed with taking the hassle out of owning a home. With services powered by people and enabled by technology, it is the parent company of four home service plan brands: American Home Shield, HSA, Landmark and OneGuard, as well as Candu Home Solutions, an on-demand membership service for home repairs and maintenance, and Streem, a technology company that enables businesses to serve customers through an enhanced augmented reality, computer vision and machine learning platform. Frontdoor serves 2.2 million customers across the U.S. through a network of approximately 17,000 pre-qualified contractor firms that employ approximately 60,000 technicians. The company’s customizable home service plans help customers protect and maintain their homes from costly and unexpected breakdowns of essential home systems and appliances. With nearly 50 years of experience, the company responds to over four million service requests annually. For details, visit frontdoorhome.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, projected future performance and any statements about Frontdoor’s plans, strategies and prospects and the impact of COVID-19 on Frontdoor’s business. Forward-looking statements can be identified by the use of forward-looking terms such as “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project,” “will,” “shall,” “would,” “aim,” or other comparable terms. These forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Such risks and uncertainties include, but are not limited to: the impact of the global COVID-19 pandemic; weather conditions and seasonality; weakening general economic conditions; lawsuits, enforcement actions and other claims by third parties or governmental authorities; the effects of our substantial indebtedness; the success of our business strategies; and failure to achieve some or all of the expected benefits of the Spin-off. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this news release. For a discussion of other important factors that could cause Frontdoor’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this document, you should refer to the risks and uncertainties detailed from time to time in Frontdoor’s periodic reports filed with the SEC as well as the disclosure contained in Item 1A. Risk Factors in our 2019 Annual Report on Form 10-K filed with the SEC. Except as required by law, Frontdoor does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review Frontdoor’s filings with the Securities and Exchange Commission, which are available from the SEC’s EDGAR database at sec.gov, and via Frontdoor’s website at frontdoorhome.com.

For further information, contact:

Investor Relations:

Matt Davis

901.701.5199

ir@frontdoorhome.com

Media:

Nicole Ritchie

901.701.5198

MediaCenter@frontdoorhome.com

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